SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2005

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street

Branford, Connecticut 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 10, 2005, the role of the Audit Committee and its Chairman, John H. Forsgren, was increased while the Corporation continues its ongoing search for a new Chief Executive Officer. The Audit Committee and its Chairman will oversee corporate finance activities, including advising the Corporation’s Executive Officers on various financial and strategic issues. The Corporation will compensate Mr. Forsgren an additional $10,000 per month and has granted him a nonqualified stock option for the purchase of 36,000 shares of the Corporation’s common stock, to vest at a rate of 6,000 shares per month, for his time and efforts during this interim period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: November 16, 2005	By:	/S/ DAVID M. WURZER
Name: David M. Wurzer Title: Executive Vice President and Chief Financial Officer